Third Quarter 2024 Performance October 23, 2024

2 | Third Quarter 2024 Performance Important Notice to Investors Please read this management presentation together with the Company’s press release issued earlier today announcing the Company’s third quarter 2024 financial results and in conjunction with the Company’s recent Annual Report and Quarterly Reports as filed with the Securities and Exchange Commission (SEC). Certain statements contained in this presentation that are not historical facts may be forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These forward looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects, expected future financial guidance and intentions, markets in which we participate and other statements contained in this presentation that are not historical facts. When used in this presentation, the words "expect," "predict," "project," "anticipate," "believe," "estimate," "intend," "plan," "seek" and similar expressions are generally intended to identify forward looking statements. Because these forward looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward- looking statements to reflect events or circumstances occurring after the date of this presentation.

3 | Third Quarter 2024 Performance Part 1: Third Quarter 2024 Performance Part 2: Management Focus Part 3: Travelzoo META

4 | Third Quarter 2024 Performance 20.6 20.1 Q3 2023 Q3 2024 Revenue was lower than we expected, but operating profit increased by 30%. Revenue $ millions Operating Profit $ millions 3.1 4.0 Q3 2023 Q3 2024

5 | Third Quarter 2024 Performance 3.0 3.2 13.4 12.8 0.3 1.0 Higher profits came particularly from our Europe segment. Revenue $ millions North America Business Segment Europe Business Segment Q3 2023 Q3 2024 Operating Profit $ millions Q3 2023 Q3 2024 6.0 6.1

6 | Third Quarter 2024 Performance Membership fee revenue is still small. We expect it to substantially drive revenue and profit growth in 2025, when the free membership for legacy members* phases out. Advertising Global Revenues $ millions 19.4 20.9 20.0 18.7 Q3 2023 Q1 2024 Q2 2024 Membership Fees 1.2 1.1 1.2 1.4 Other 0.0 0.0 0.0 0.0 Includes advertising revenues and commissions from travel companies, local and entertainment businesses Includes membership fees and subscription revenues * Legacy members are ones who joined prior to January 1, 2024 and which are exempt from membership fees during 2024. They represent more than 95% of existing members. Q3 2024

7 | Third Quarter 2024 Performance $40 $1.67 $10 $10 $10 $8.33 Payment by member Revenue recognized We recognize revenue from membership fees ratably over the subscription period. Member acquisition costs, however, are fully recorded as expenses immediately. Example: New member joined on March 1, 2024, paying a membership fee of $40 per annum Revenue Recognition $ Revenue recognized Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025

8 | Third Quarter 2024 Performance 4% 7% 9% 11% 18% 25% 19% 20% 2017 2018 2019 2020 2021 2022 2023 Q1 2024 Q2 2024 Q3 2024 Our GAAP operating margin remained high at 20% in what is typically our slowest quarter of the year. Operating Margin (26%) (2%)

9 | Third Quarter 2024 Performance In North America, the GAAP operating margin remained high. In Europe, the margin increased to 17%. North America Operating Margin Europe Operating Margin 31% 27% 22% 29% 31% 26% 25% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 8% -4% 4% 13% 21% 8% 17%

10 | Third Quarter 2024 Performance * GAAP operating profit + amortization of intangibles + stock option expenses + severance-related expenses = non-GAAP operating profit Total non-GAAP operating profit was $4.9 million or 25% of revenue. Non-GAAP Operating Profit* $ millions GAAP Operating Profit Adjustments Non-GAAP Operating Profit* 4.0 0.9 4.9 Q3 2024 3.1 0.8 3.9 Q3 2023

11 | Third Quarter 2024 Performance Items excluded in the calculation of non-GAAP operating profit: $ millions Q2 2024 Q3 2024 Adjustments 0.8 0.9 Impairment of intangibles and goodwill — — Amortization of intangibles 0.1 0.1 Stock option expense 0.7 0.5 Severance-related expenses — 0.3

12 | Third Quarter 2024 Performance 16.6 13.2 12.1 Q3 2023 Q2 2024 Q3 2024 With operating cash flow of $5.3 million, we maintained a solid cash position—even after repurchasing 552,679 shares during the quarter. Going forward, we expect the cash balance to increase again. Cash Balance at End of Quarter* $ millions * Includes cash, cash equivalents and restricted cash

13 | Third Quarter 2024 Performance Revenue $ millions Operating Expenses and Cost of Revenues $ millions We believe we can keep our fixed costs relatively low in the foreseeable future. Higher revenues would thus increase margins. 16.7 16.3 15.2 0.8 0.8 0.9 Q3 2023 Q2 2024 Q3 2024 17.1 16.1 17.5 20.6 21.1 20.1 Q3 2023 Q2 2024 Q3 2024 OPEX and cost of revenues Non-GAAP adjustments

14 | Third Quarter 2024 Performance Travelzoo is loved by travel enthusiasts who are affluent, active and open to new experiences. Travelzoo's Global Reach * Including members of Jack's Flight Club ** Sources: Travelzoo Travel Outlook 2024 member survey in the U.S.; survey tool Alchemer; October 2023; targeted survey of non-dormant members; n=4,484 *** Google Analytics, average taken over July 2022 to June 2023.; U.S. Department of State – Bureau of Consular Affairs, U.S. Census Bureau High-Quality Users, Followers and Subscribers Travelzoo U.S. Member Survey** October 2023 53% ages 45+ 48% ages 18-44*** 56% female 43% male*** 96% have a valid passport compared to 45% of U.S. population 84% plan to take 2+ domestic trips in 2024 91% say they are open to new destinations and travel ideas • 30 million members* • 8 million mobile app users • 4 million social media followers

15 | Third Quarter 2024 Performance Part 1: Third Quarter 2024 Performance Part 2: Management Focus Part 3: Travelzoo META

16 | Third Quarter 2024 Performance Management focus • Convert a large number of legacy members*, which represent more than 95% of members, into (paying) members from January 1, 2025 on • Add new benefits to the paid membership • Retain, and grow, our profitable advertising business from the popular Top 20® product • Utilize higher operating margins to increase EPS • Grow Jack’s Flight Club’s profitable subscription revenue • Develop Travelzoo META with discipline * Legacy members are ones who joined prior to January 1, 2024 and which are exempt from membership fees during 2024

17 | Third Quarter 2024 Performance Part 1: Third Quarter 2024 Performance Part 2: Management Focus Part 3: Travelzoo META

18 | Third Quarter 2024 Performance

NASDAQ: TZOO HAVE A GOOD DAY! For questions, please contact Travelzoo Investor Relations: ir@travelzoo.com